EXHIBIT 99.1
ITC Holdings Corp. Declares Dividend to Shareholders
NOVI, Mich., Nov 16, 2005 /PRNewswire-FirstCall via COMTEX News Network/ — ITC Holdings Corp. (NYSE: ITC) today announced that its Board of Directors has declared a quarterly cash dividend on ITC Holdings Corp. common stock of $0.2625 per share, payable on December 15, 2005 to shareholders of record on December 1, 2005.
ITC Holdings Corp.’s operating subsidiary, International Transmission Company (“International Transmission”), is the first independently owned and operated electricity transmission company in the United States. International Transmission owns, operates and maintains a fully-regulated, high-voltage system that transmits electricity to local electric distribution facilities from generating stations in Michigan, other Midwestern states and Ontario, Canada. The local distribution facilities connected to the International Transmission system serve an area comprised of 13 southeastern Michigan counties, including the Detroit metropolitan area. For more information on International Transmission, please visit http://www.itctransco.com. For more information on ITC Holdings, please visit http://www.itc-holdings.com. (itc-ITC)
SOURCE ITC Holdings Corp.
Lisa Aragon, ITC Holdings Corp., +1-248-835-9300, laragon@itctransco.com
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